EXHIBIT 12

          DEERE & COMPANY AND CONSOLIDATED SUBSIDIARIES

        COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                     Six Months         Year
                                        Ended           Ended
                                      April 30,      October 31,
                                    1998      1997       1997
                                     (In thousands of dollars)
Earnings:
 Income of consolidated group
  before income taxes
  and changes in accounting     $  888,258  $793,079  $1,507,070
 Dividends received from less-
  than-fifty percent owned
  affiliates                         2,073     2,948       3,591
 Fixed charges excluding
  capitalized interest             250,336   202,856     433,673
Total earnings                  $1,140,667  $998,883  $1,944,334


Fixed charges:
 Interest expense of con-
  solidated group including
  capitalized interest          $  245,867  $198,661  $  422,588
 Portion of rental charges
  deemed to be interest              6,368     4,298      11,497
Total fixed charges             $  252,235  $202,959  $  434,085


Ratio of earnings to
 fixed charges*                       4.52      4.92        4.48

The computation of the ratio of earnings to fixed charges is based on applicable amounts of the Company and its consolidated subsidiaries plus dividends received from less-than-fifty percent owned affiliates. "Earnings" consist of income before income taxes, the cumulative effect of changes in accounting and fixed charges excluding capitalized interest. "Fixed charges" consist of interest on indebtedness, amortization of debt discount and expense, an estimated amount of rental expense which is deemed to be representative of the interest factor, and capitalized interest.

* The Company has not issued preferred stock. Therefore, the ratios of earnings to combined fixed charges and preferred stock dividends are the same as the ratios presented above.

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         DEERE & COMPANY AND CONSOLIDATED SUBSIDIARIES

       COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                              Year
                                              Ended
                                            October 31,
                                         1996          1995
                                     (In thousands of dollars)

Earnings:
 Income of consolidated group
  before income taxes
  and changes in accounting          $1,286,634       $1,092,751
 Dividends received from less-
  than-fifty percent owned
  affiliates                              7,937            2,023
 Fixed charges excluding
  capitalized interest                  410,764          399,056
Total earnings                       $1,705,335       $1,493,830


Fixed charges:
 Interest expense of con-
  solidated group including
  capitalized interest               $  402,168       $  392,408
 Portion of rental charges
  deemed to be interest                   8,596            6,661
Total fixed charges                  $  410,764       $  399,069


Ratio of earnings to
 fixed charges*                            4.15             3.74


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          DEERE & COMPANY AND CONSOLIDATED SUBSIDIARIES

        COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


                                              Year
                                              Ended
                                            October 31,
                                         1994          1993
                                     (In thousands of dollars)


Earnings:
 Income of consolidated group
  before income taxes
  and changes in accounting          $  920,920      $ 272,345
Dividends received from less-
  than-fifty percent owned
  affiliates                              2,329          1,706
Fixed charges excluding
  capitalized interest                  310,047        375,238
Total earnings                       $1,233,296       $649,289


Fixed charges:
 Interest expense of con-
  solidated group including
  capitalized interest               $  303,080       $369,325
Portion of rental charges
  deemed to be interest                   7,008          6,127
Total fixed charges                  $  310,088       $375,452


Ratio of earnings to
 fixed charges*                            3.98           1.73